Exhibit 5.1

Stikeman Elliott LLP    Barristers & Solicitors

Suite 1700, Park Place, 666 Burrard Street, Vancouver, B.C., Canada V6C 2X8

Tel: (604) 631-1300    Fax: (604) 681-1825    www.stikeman.com

April 27, 2017

MacDonald, Dettwiler and Associates Ltd

200 Burrard Street, Suite 1570

Vancouver, BC V6C 3L6

Ladies and Gentlemen:

Re:	MacDonald, Dettwiler and Associates Ltd. – Registration Statement on Form F-4

We have acted as Canadian counsel to MacDonald, Dettwiler and Associates Ltd. (the “Company”), a corporation governed by the Business Corporations Act (British Columbia), in connection with the Registration Statement on Form F-4 (the “Registration Statement”), which includes the proxy statement of DigitalGlobe, Inc. (“DigitalGlobe”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, relating to the proposed issuance of common shares of the Company (the “Common Shares”) in connection with the proposed merger (the “Merger”) contemplated by the merger agreement dated as of February 24, 2017 (the “Merger Agreement”) among the Company, SSL MDA Holdings, Inc., Merlin Merger Sub, Inc. (“Merger Sub”) and DigitalGlobe. As contemplated in the Merger Agreement, Merger Sub will merge with and into DigitalGlobe, with DigitalGlobe surviving the Merger as an indirect wholly owned subsidiary of the Company. This opinion is being delivered in connection with the Registration Statement, in which this opinion appears as an exhibit.

For the purpose of providing this opinion we have examined, among other things, the Registration Statement, the Merger Agreement, which has been filed by the SEC as an exhibit to the Registration Statement, and a certificate of an officer of the Company (the “Officer’s Certificate”) dated the date hereof with respect to certain factual matters. We have also considered such questions of law and examined such statutes, regulations, orders, certificates, records of corporate proceedings and other documents as we have considered necessary for the purpose of rendering this opinion.

In examining all documents and in providing our opinion below we have assumed that:

(a)	all individuals had the requisite legal capacity, all signatures are genuine, and all documents submitted to us as originals are complete, correct and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(b)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of the date hereof; and

(c)	all facts set forth in the certificates supplied by the officers and directors of the Company including, without limitation, the Officer’s Certificate are complete, true and accurate as of the date hereof.

Our opinion below is expressed only with respect to the laws of the province of British Columbia and of the laws of Canada applicable therein in effect on the date of this opinion. We have no responsibility or obligation to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion.

Based on and relying on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Common Shares have been issued and delivered in accordance with the terms and conditions of the Merger Agreement (following the approval of such issuance by the requisite vote of the Company’s shareholders) and in a manner contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Common Shares. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Yours truly,

/s/ Stikeman Elliott LLP

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